Exhibit 99.2
SEAPORT ENTERTAINMENT GROUP INC.
FORM OF NOMINEE HOLDER CERTIFICATION
The undersigned, a broker, dealer, bank, or other nominee holder of rights (the “rights”) to purchase shares of common stock, par value $0.01 per share (“common stock”), of Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024, as amended (Registration No. 333-279690) (the “Registration Statement”) and a prospectus dated               , 2024 filed with the Commission (the “Prospectus”), hereby certifies to the Company and Computershare Trust Company, N.A., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the basic subscription right (as described in the Registration Statement and the Prospectus) and the over-subscription privilege (as described in the Registration Statement and the Prospectus).

	Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Over-Subscription Rights Exercised
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10.

Name of Broker, Dealer, Bank or Other Nominee

By:
Name:
Title:
Provide the following information, if applicable:
Depository Trust Company (“DTC”) Participant Number:

Participant

By:
Name:
Title:
DTC Basic Subscription Confirmation Number(s):